Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs	+1 781 609 6377
For Media:	Eva Stroynowski	+1 781 609 6823

Alkermes Completes Acquisition of Rodin Therapeutics

— Acquisition Expands Alkermes’ Research and Development Efforts to Include Small Molecule Therapeutics for Synaptopathies —

DUBLIN, Ireland, Nov. 25, 2019 — Alkermes plc (Nasdaq: ALKS) today announced that it has completed its previously announced acquisition of Rodin Therapeutics, Inc. (Rodin), a privately held biopharmaceutical company. This transaction builds on Alkermes’ experience in central nervous system (CNS) diseases and expands Alkermes’ CNS development efforts into a wide range of neurodegenerative disorders.

Rodin has been working to develop first-in-class, orally-available, brain-permeable therapeutics for synaptopathies by designing molecules that target specific histone deacetylase (HDAC) complexes. This novel approach is designed to reactivate neuronal gene expression, strengthen existing synapses and promote the creation of new synapses, while minimizing known HDAC class-based hematologic safety concerns. Synaptic dysfunction is a pathological feature in many neurodegenerative and neuropsychiatric diseases, and synaptic loss correlates closely with cognitive decline.

At the closing of the transaction, Alkermes made an upfront cash payment of $100 million (subject to customary adjustments) to Rodin’s former security holders.

Under the terms of the definitive agreement between Alkermes and Rodin, and subject to the conditions and adjustments set forth therein, Rodin’s former security holders are eligible to receive future payments of up to $850 million upon achievement by Rodin’s development candidates of certain specified clinical and regulatory milestones, and attainment of certain sales thresholds.

For additional details relating to the acquisition, please read here the press release issued by Alkermes and Rodin on Nov. 18, 2019 to announce the acquisition.

About Alkermes plc

Alkermes plc is a fully integrated, global biopharmaceutical company developing innovative medicines for the treatment of central nervous system (CNS) diseases and oncology. The company has a diversified commercial product portfolio and a substantial clinical pipeline of product candidates for diseases that include schizophrenia, depression, addiction, multiple sclerosis, and cancer. Headquartered in Dublin, Ireland, Alkermes plc has an R&D center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the potential therapeutic value of HDAC inhibitors and of the acquired platform and development candidate portfolio; expansion of Alkermes’ development efforts to include small molecule therapeutics for synaptopathies and a wide range of neurodegenerative disorders; and the potential future payments to Rodin’s former security holders in connection with the transaction. Alkermes cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: that the preclinical research and data relating to the acquired platform and development candidates may not be predictive of results of future preclinical or clinical studies or real-world results; that regulatory submissions for the acquired development candidates may not occur or be submitted or accepted in a timely manner or at all; that the acquired development candidates will not be developed and approved on the expected timeline or at all, including as a result of clinical trial design or enrollment or as a result of any safety or efficacy issues that may arise as part of any clinical trial; that, even if approved, the market for any such development candidate may be smaller than expected or that Alkermes may not be successful in accessing such market; that the anticipated benefits of the transaction, including expansion of Alkermes’ development efforts to include small molecule therapeutics for synaptopathies and a wide range of neurodegenerative disorders, may not be achieved; and those risks and uncertainties described under the heading “Risk Factors” in Alkermes’ Annual Report on Form 10-K for the year ended Dec. 31, 2018 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Alkermes disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

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